SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              TAG-IT PACIFIC, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                                             95-4654481
(State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)


                       21900 BURBANK BOULEVARD, SUITE 270
                           WOODLAND HILLS, CALIFORNIA                    91367
                    (Address of Principal Executive Offices)          (Zip Code)

                              TAG-IT PACIFIC, INC.
                                 1997 STOCK PLAN
                            (Full Title of the Plan)

                        MARK DYNE, CHAIRMAN OF THE BOARD
                       21900 BURBANK BOULEVARD, SUITE 270
                        WOODLAND HILLS, CALIFORNIA 91367
                     (Name and Address of Agent for Service)

                                 (818) 444-4100
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                              MURRAY MARKILES, ESQ.
                      BUSINESS & TECHNOLOGY LAW GROUP, LLP
                         21900 BURBANK BLVD., SUITE 270
                            WOODLAND HILLS, CA 91367

                         CALCULATION OF REGISTRATION FEE

                                                        Proposed
                                            Proposed    Maximum
                                            Maximum     Aggregate   Amount Of
Title of Securities        Amount To Be     Per         Offering    Registration
To Be Registered           Registered (1)   Share (2)   Price       Fee
-----------------------    --------------   ---------   ---------   ------------
Common Stock, par
value $.001 per share..       200,000        $4.16      $832,000        $77
--------------------------------------------------------------------------------
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of the Common Stock as may become issuable pursuant to the anti-dilution provisions of the Tag-It Pacific, Inc. 1997 Stock Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of securities to be offered or sold pursuant to the Tag-It Pacific, Inc. 1997 Stock Plan.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the American Stock Exchange on August 19, 2002.

     PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8 ("REGISTRATION OF ADDITIONAL SECURITIES"), THE COMPANY HEREBY MAKES THE FOLLOWING STATEMENT:

     On April 16, 1998, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-50267) (the "Prior Registration Statement") relating to shares of the Common Stock to be issued pursuant to the Tag-It Pacific, Inc. 1997 Stock Plan, as amended (the "Plan"), and the Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Plan. The contents of the Prior Registration Statement are incorporated herein by reference.

     THE FOLLOWING EXHIBITS ARE FILED AS PART OF THIS REGISTRATION STATEMENT:

     5.1  Opinion of Business & Technology Law Group, LLP.

     23.1 Consent of BDO Seidman, LLP

     23.2 Consent of Business & Technology Law Group, LLP (included in Exhibit 5.1).

     24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 21st day of August, 2002.

                                          TAG-IT PACIFIC, INC.
                                          (Registrant)

                                          By:    /s/ Ronda Sallmen
                                               ---------------------------------
                                               Ronda Sallmen
                                               Chief Financial Officer

                                POWER OF ATTORNEY

     Each person whose  signature  appears below  constitutes and appoints Colin
Dyne, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                       Title                            Date
---------                       -----                            ----

     /s/ Mark Dyne              Chairman of the Board            August 21, 2002
----------------------------    of Directors
Mark Dyne

     /s/ Colin Dyne             Chief Executive Officer,         August 21, 2002
----------------------------    President and Director
Colin Dyne

     /s/ Ronda Sallmen          Chief Financial Officer          August 21, 2002
----------------------------
Ronda Sallmen

     /s/ Kevin Bermeister       Director                         August 21, 2002
----------------------------
Kevin Bermeister

     /s/ Brent Cohen            Director                         August 21, 2002
----------------------------
Brent Cohen

     /s/ Michael Katz           Director                         August 21, 2002
----------------------------
Michael Katz

     /s/ Jonathan Burstein      Director                         August 21, 2002
----------------------------
Jonathan Burstein

     /s/ Donna Armstrong        Director                         August 21, 2002
----------------------------
Donna Armstrong


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


                                  EXHIBIT INDEX


Exhibit No.                        Exhibit Description
-----------                        -------------------

5.1              Opinion of Business & Technology Law Group, LLP.

23.1             Consent of BDO Seidman, LLP.

23.2             Consent of Business & Technology Law Group, LLP (included in
                 Exhibit 5.1).

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).